Exhibit 99.1

RadiSys Announces Second Quarter 2008 Results

HILLSBORO, Ore.--(BUSINESS WIRE)--RadiSys® Corporation (NASDAQ: RSYS):

  Revenue of $97.6 million, up 29% year-over-year and up 13% sequentially
  GAAP Net Loss of $2.8 million; Loss per share of 12 cents, improved 22 cents year-over-year
  Non-GAAP Net Income of $3.8 million; EPS of 14 cents, up 14 cents year-over-year

RadiSys® Corporation (NASDAQ: RSYS), a leading global provider of advanced embedded solutions, today announced revenues of $97.6 million for the quarter ended June 30, 2008 and a net loss of $2.8 million or $0.12 per share. Non-GAAP net income for the second quarter was $3.8 million or $0.14 per diluted share. Non-GAAP results exclude a loss of approximately $0.26 per share attributable to the impact of amortization of acquired intangible assets, stock-based compensation expense and restructuring charges.

Commenting on the second quarter results, Scott Grout, RadiSys President and CEO stated, “We had strong results for the quarter from both a strategic and financial perspective. The growth in both revenues and per share results was driven by strong demand for our wireless and IP media server products in the second quarter. We continued to make meaningful progress in the deployment of our new communications products with increased shipments of both our higher margin media server and ATCA products. Overall, I am quite pleased with our progress in the first half of 2008.”

Second Quarter Financial Highlights

  Revenue was $97.6 million, up 29% over the prior year due to increased demand for the Company’s wireless and IP media server products.
  Cash flow from operating activities was $8.3 million.
  GAAP gross margin was 25.1%, up 4.6 points year-over-year. Non-GAAP gross margin was 29.4%, up 4.1 points year-over-year, principally due to a greater mix of higher margin products along with operational improvements, and up 1.6 points from the first quarter.
  Non-GAAP R&D and SG&A expenses, up $0.7 million over the prior quarter as a result of higher incentive compensation expenses driven by higher revenues, non-GAAP profitability and new product wins in the quarter. Restructuring charges of $0.6 million were related to employee termination expenses.
  GAAP operating loss was $3.5 million. Non-GAAP operating income was $4.8 million or 4.9% of revenues, which is up from a loss of $1.2 million in the second quarter of 2007.

Second Quarter New Product Highlights

  New Product Deployments

-- First half 2008 next-generation communication revenues are tracking ahead of the previous $80 million projection for the full year.

-- A new “Tier 1” customer completed the development phase and entered into the testing phase for a wireless networking product based on the RadiSys ATCA platform. Field deployment for this application is projected to begin in the second half of 2008.

-- Lab trials started for a new RadiSys customer who is a leading provider of video networking solutions.

-- RadiSys ATCA products were deployed by a new China customer to support the ‘Web Live TV’ service for the 2008 Olympic Games in Beijing.

  New Product Wins – Wins were in applications such as packet inspection, medical imaging, RNC, Security Gateway, IP Conferencing, test and measurement, echo cancellation, session border controller, video-on-demand, patient monitoring, access gateway, and military. Over a third of the new product wins were in the Asia Pacific region.
  Convedia® Media Server Product Announcements – RadiSys ranked top media server supplier for the fourth consecutive year by Infonetics and iLocus, which track the Voice over Internet Protocol (VoIP) and IP Multimedia Subsystem (IMS) equipment markets. RadiSys introduced continuous presence video conferencing capabilities that support multiple real-time video streams. The Company announced automatic speech recognition (ASR) and text-to-speech (TTS) in multiple languages for IP contact center applications.
  Promentum® ATCA Product Announcements – RadiSys received the 2007 Communications Solutions Product of the Year Award for the Promentum ATCA processor blade and the Promentum ATCA 7220 packet processing blade with smart front-end architecture. The Communications Solutions Product of the Year Awards recognize the most innovative products that facilitate voice, data and video communications.
  Procelerant® COM Express Product Announcements – RadiSys introduced CEGM45, with the Intel® Core™ 2 Duo processor for high-performance portable implementations in medical and machine imaging, test and measurement, and communications. This product is early to market and brings lower power and increased processing capability.

Third Quarter and Annual 2008 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. The following statements assume that the Company’s existing wireless revenues continue to be strong and no material economic changes to the Company’s addressable markets. The Company assumes no obligation to update these statements.

  Q3 revenue is expected to grow to between $98 and $103 million driven by projected increases in ATCA and commercial revenues.
  Q3 GAAP results are expected to be between a loss of $0.06 per share and income of $0.01 per diluted share. Q3 non-GAAP net income is expected to grow to between $0.16 and $0.22 per diluted share.
  Q3 gross margin percent is expected to be similar to or slightly up from Q2.
  Q3 R&D and SG&A expenses are expected to be down sequentially by about $0.5 million, at the midpoint of the revenue and earnings guidance range, as a result of restructuring savings and expense reduction efforts.
  Total Company 2008 revenues are expected to grow 14 to 16% over the prior year. Within the overall growth rate, wireless market revenues are expected to growth year over year.
  2008 next-generation communication revenues, representing ATCA and media server products are expected to be over $90 million for the year, up from the prior estimate of $80 million.

Commenting on the outlook, Scott Grout stated, “I am very pleased with our strategic and operational results in the second quarter as well as our outlook for the third quarter and the year. We are seeing good progress on shipments of our new higher value strategic products across a growing base of customers. While it is still early in the deployment phase, we are happy with our momentum and market position and believe that we will exceed our initial annual objectives for new business revenues this year.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, July 29, 2008 at 5:00 p.m. EDT to discuss the second quarter results and review the financial and business outlook for the third quarter of 2008.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID#55668235. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. EDT on Tuesday, August 12, 2008. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID#55668235. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Investor Day – 2008 AeA Oregon Technology Investor Tour

RadiSys will be participating in the 2008 AeA Oregon Technology Investor Tour on August, 12, 2008 from 11:15 a.m. to 1:45 p.m. PT at the Company’s headquarters in Hillsboro, Oregon. Scott Grout, RadiSys President and CEO and other members of the management team will be presenting an overview of RadiSys and the Company’s strategy. Attendees will be able to see product demonstrations of the Company’s latest new offerings and will have time to meet with the management team. A webcast of the presentations will be available on the Company’s investor relations website at http://investor.radisys.com/. To register for the event go to http://www.aeanet.org/Oregontechtour.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook and guidance for the third quarter and full year 2008. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) the Company's inability to successfully integrate operations, technologies, products or personnel from the acquisition of Intel MCPD, (d) the Company's inability to realize the benefits sought from the acquisition of Convedia Corporation and Intel MCPD, which may adversely affect the price of the Company’s stock, (e) the impact of failed auctions for auction rate securities held by the Company, and (f) the factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2007, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of July 29, 2008. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) acquisition-related expenses including an in-process R&D charge, amortization of acquired intangible assets, amortization of deferred compensation, integration expenses and purchase accounting adjustments, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) insurance gain, (e) a gain related to supplier settlement, and (f) a gain related to the sale of a building /land. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses. Accordingly, management excludes the amortization of acquired intangible assets primarily related to the Convedia and Intel MCPD acquisitions, stock-based compensation expense and significant and non-recurring charges and gains.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (NASDAQ: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps original equipment manufacturers, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today's complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

RadiSys®, Convedia®, Promentum® and Procelerant® are registered trademarks of RadiSys Corporation. All other trademarks are property of their respective owners.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months		For the Six Months
	Ended		Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues	$97,610	$75,530	$183,658	$142,383
Cost of sales:
Cost of sales	69,173	56,829	131,539	104,441
Amortization of purchased technology	3,923	3,234	8,038	6,467
Total cost of sales	73,096	60,063	139,577	110,908
Gross margin	24,514	15,467	44,081	31,475
Research and development	13,047	11,529	25,697	22,309
Selling, general, and administrative	13,102	11,829	25,952	23,257
Intangible assets amortization	1,302	1,021	2,605	2,046
Restructuring and other charges	598	1,444	598	1,532
Loss from operations	(3,535)	(10,356)	(10,771)	(17,669)
Interest expense	(678)	(431)	(1,261)	(863)
Interest income	646	1,627	1,950	3,256
Other (expense) income, net	(146)	(65)	9	(121)
Loss before income tax benefit	(3,713)	(9,225)	(10,073)	(15,397)
Income tax benefit	(939)	(1,901)	(961)	(2,681)
Net loss	$(2,774)	$(7,324)	$(9,112)	$(12,716)
Net loss per share:
Basic	$(0.12)	$(0.34)	$(0.41)	$(0.58)
Diluted (I), (II)	$(0.12)	$(0.34)	$(0.41)	$(0.58)
Weighted average shares outstanding:
Basic	22,423	21,802	22,335	21,742
Diluted (I), (II)	22,423	21,802	22,335	21,742

(I) For the three and six months ended June 30, 2007, options amounting to 3.5 million shares were excluded from the calculation as the Company was in a loss position. For the three and six months ended June 30, 2008, options amounting to 3.6 million shares were excluded from the calculation as the Company was in a loss position.

(II) For the three and six months ended June 30, 2007, as-if converted shares associated with the 2023 convertible senior notes were excluded from the calculation as the affect would have been anti-dilutive. For the three and six months ended June 30, 2007, the total number of as-if converted shares associated with the 2023 convertible senior notes was 4.2 million. For the three and six months ended June 30, 2008, the total combined number of as-if converted shares associated with both the 2023 and 2013 convertible senior notes was 6.0 million and 5.8 million shares, respectively.

CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56,645	$50,522
Short-term investments	—	72,750
Accounts receivable, net	55,797	70,548
Other receivables	2,970	2,678
Inventories, net	33,533	23,101
Other current assets	3,770	4,655
Assets held for sale	644	644
Deferred tax assets, net	6,485	6,489
Total current assets	159,844	231,387
Property and equipment, net	12,170	11,233
Goodwill	67,644	67,644
Intangible assets, net	28,126	38,779
Long-term investments, net	58,311	—
Long-term deferred tax assets, net	42,503	40,078
Other assets	5,801	3,987
Total assets	$374,399	$393,108

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,487	$49,675
Accrued wages and bonuses	10,328	8,101
Deferred revenue	5,765	5,308
2023 convertible senior notes, net	36,611	97,548
Other accrued liabilities	11,272	8,915
Total current liabilities	110,463	169,547
Long-term liabilities:
2013 convertible senior notes, net	55,000	—
Other long-term liabilities	3,511	3,585
Total long-term liabilities	58,511	3,585
Total liabilities	168,974	173,132
Shareholders’ equity :
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 22,609 and 22,312 shares issued and outstanding at June 30, 2008 and December 31, 2007	223,951	226,873
Accumulated deficit	(20,397)	(11,285)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,668	4,388
Unrealized gain on hedge instruments	8	—
Unrealized loss on available-for-sale investments	(2,805)	—
Total accumulated other comprehensive income	1,871	4,388
Total shareholders’ equity	205,425	219,976
Total liabilities and shareholders’ equity	$374,399	$393,108

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Three Months		For the Six Months
	Ended		Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net loss	$(2,774)	$(7,324)	$(9,112)	$(12,716)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,827	6,334	13,777	12,708
Inventory valuation allowance	680	1,894	1,477	3,707
Deferred income taxes	(836)	(2,790)	(903)	(3,610)
(Gain) loss on early extinguishment of debt	31	—	(37)	—
Stock-based compensation expense	2,511	2,650	5,048	4,881
Provisions for allowance for doubtful accounts	119	—	157	—
Other	207	(162)	384	(110)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	266	(8,141)	14,634	(15,426)
Other receivables	(617)	2,285	(293)	522
Inventories	(4,071)	3,099	(11,909)	2,718
Other current assets	173	166	1,459	304
Accounts payable	566	5,030	(3,206)	(247)
Accrued wages and bonuses	3,198	861	2,179	216
Accrued restructuring	525	1,395	509	1,318
Deferred revenue	811	(412)	435	417
Other accrued liabilities	648	909	1,726	729
Net cash provided by (used in) operating activities	8,264	5,794	16,325	(4,589)

Cash flows from investing activities:
Proceeds from the sale of auction rate securities	25	2,000	10,025	23,700
Purchase of auction rate securities	—	(4,250)	—	(12,850)
Capital expenditures	(1,458)	(1,613)	(3,622)	(2,675)
Proceeds from the sale of property and equipment	—	2,208	—	2,208
Other	(128)	(4)	(331)	(106)
Net cash (used in) provided by investing activities	(1,561)	(1,659)	6,072	10,277

Cash flows from financing activities:
Financing costs	(129)	—	(2,539)	—
Proceeds from issuance of 2013 convertible senior notes	—	—	55,000	—
Purchase of capped call	—	—	(10,154)	—
Payments on capital lease obligation	(77)	—	(77)	—
Repurchase of 2023 convertible senior notes	(9,787)	—	(60,915)	—
Net resettlement of restricted shares	(312)	(253)	(353)	(253)
Proceeds from issuance of common stock	1,265	1,178	2,537	2,485
Net cash (used in) provided by financing activities	(9,040)	925	(16,501)	2,232

Effect of exchange rate changes on cash	(55)	(20)	227	17
Net (decrease) increase in cash and cash equivalents	(2,392)	5,040	6,123	7,937
Cash and cash equivalents, beginning of period	59,037	26,631	50,522	23,734
Cash and cash equivalents, end of period	$56,645	$31,671	$56,645	$31,671

Supplemental non-cash disclosures:
Capital lease obligation	368	—	368	—

REVENUE BY GEOGRAPHY
(In thousands, unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
		2008	2007	2008	2007
North America		$28,687	$28,778	$53,931	$53,932
Europe		38,710	27,897	72,252	55,294
Asia Pacific		30,213	18,855	$57,475	33,157
Total		$97,610	$75,530	$183,658	$142,383

North America	%	29.4%	38.1%	29.3%	37.9
Europe		39.6	36.9	39.4	38.8
Asia Pacific		31.0	25.0	31.3	23.3
Total	%	100.0%	100.0%	100.0%	100.0
REVENUE BY MARKET
(In thousands, unaudited)

	For the Three Months			For the Six Months
	Ended			Ended
	June 30,			June 30,
		2008	2007	2008	2007

Wireless		$46,513	$29,316	$79,096	$51,736
IP Networking & Messaging		13,933	20,240	25,778	39,503
Other Communications Networking		18,660	5,552	40,349	12,703
Total Communications Networking		79,106	55,108	145,223	103,942
Medical		5,482	9,479	13,490	17,815
Other Commercial		13,022	10,943	24,945	20,626
Total Commercial		18,504	20,422	38,435	38,441
Total Company		$97,610	$75,530	$183,658	$142,383

Wireless	%	47.6%	38.8%	43.1%	36.3
IP Networking & Messaging		14.3	26.8	14.0	27.8
Other Communications Networking		19.1	7.4	22.0	8.9
Total Communications Networking		81.0	73.0	79.1	73.0
Medical		5.6	12.5	7.3	12.5
Other Commercial		13.4	14.5	13.6	14.5
Total Commercial	%	19.0%	27.0%	20.9%	27.0
Total Company	%	100.0%	100.0%	100.0%	100.0

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	For the Three Months		For the Six months
	Ended		Ended
	June 30,		June 30,
	2008	2007	2008	2007
GROSS MARGIN:
GAAP gross margin	$24,514	$15,467	$44,081	$31,475
(a) Amortization of acquired intangible assets (I)	3,923	3,234	8,038	6,467
(b) Amortization of deferred compensation	—	25	—	50
(d) Purchase accounting adjustments	—	101	—	250
(e) Stock-based compensation	270	270	514	532
Total Non-GAAP adjustments	4,193	3,630	8,552	7,299
Non-GAAP gross margin	$28,707	$19,097	$52,633	$38,774

RESEARCH AND DEVELOPMENT:
GAAP research and development	$13,047	$11,529	$25,697	$22,309
(b) Amortization of deferred compensation	—	(160)	—	(320)
(e) Stock-based compensation	(785)	(712)	(1,597)	(1,314)
Total Non-GAAP adjustments	(785)	(872)	(1,597)	(1,634)
Non-GAAP research and development	$12,262	$10,657	$24,100	$20,675

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$13,102	$11,829	$25,952	$23,257
(b) Amortization of deferred compensation	—	(282)	—	(564)
(c) Integration expenses	—	(263)	—	(377)
(d) Purchase accounting adjustments	—	(90)	—	(180)
(e) Stock-based compensation	(1,456)	(1,668)	(2,937)	(3,035)
(f) Gain on sale of building	—	135	—	135
Total Non-GAAP adjustments	(1,456)	(2,168)	(2,937)	(4,021)
Non-GAAP selling, general and administrative	$11,646	$9,661	$23,015	$19,236

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(3,535)	$(10,356)	$(10,771)	$(17,669)
(a) Amortization of acquired intangible assets (I)	5,225	4,255	10,644	8,513
(b) Amortization of deferred compensation	—	467	—	934
(c) Integration expenses	—	263	—	377
(d) Purchase accounting adjustments	—	191	—	430
(e) Stock-based compensation	2,511	2,650	5,048	4,881
(f) Restructuring and other charges	598	1,444	598	1,532
(g) Gain on sale of building	—	(135)	—	(135)
Total Non-GAAP adjustments	8,334	9,135	16,290	16,532
Non-GAAP income (loss) from operations	$4,799	$(1,221)	$5,519	$(1,137)

NET INCOME (LOSS):
GAAP net loss	$(2,774)	$(7,324)	$(9,112)	$(12,716)
(a) Amortization of acquired intangible assets (I)	5,225	4,255	10,644	8,513
(b) Amortization of deferred compensation	—	467	—	934
(c) Integration expenses	—	263	—	377
(d) Purchase accounting adjustments	—	191	—	430
(e) Stock-based compensation	2,511	2,650	5,048	4,881
(f) Restructuring and other charges	598	1,444	598	1,532
(g) Gain on sale of building	—	(135)	—	(135)
(h) Income tax effect of reconciling items	(1,771)	(1,875)	(3,328)	(3,093)
Total Non-GAAP adjustments	6,563	7,260	12,962	13,439
Non-GAAP net income (loss)	$3,789	$(64)	$3,850	$723

GAAP weighted average shares (diluted) (II)	22,423	21,802	22,335	21,742
Non-GAAP adjustment	6,678	—	6,432	687
Non-GAAP weighted average shares (diluted) (II)	29,101	21,802	28,767	22,429

GAAP net loss per share (diluted) (II)	$(0.12)	$(0.34)	$(0.41)	$(0.58)
Non-GAAP adjustments detailed above	0.26	0.34	0.57	0.61
Non-GAAP net income (loss) per share (diluted) (II)	$0.14	$(0.00)	$0.16	$0.03

(I) Amortization of acquired intangible assets excluded from non-GAAP results includes Convedia, Intel MCPD, and Microware amortization expense that was previously included in non-GAAP results. Prior periods have been adjusted to reflect the current period presentation.

(II) For the three and six months ended June 30, 2007, the number of diluted weighted average shares outstanding calculation excludes 4.2 million shares underlying our 2023 and 2013 convertible senior notes as the effects would be anti-dilutive. For the three and six months ended June 30, 2008, the number of diluted weighted average shares outstanding calculation includes 6.0 million and 5.8 million shares, respectively, underlying our 2023 and 2013 convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense, net of tax benefit, which amounted to $430 thousand and $802 thousand for the three and six months ended June 30, 2008.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED JUNE 30, 2008
(Unaudited)

	Gross Margin	Research and Develop- ment	Selling, General and Admini- strative	Income (loss) from Opera- tions	Income (loss) before income tax pro- vision	Ef- fective Tax Rate
GAAP	25.1%	13.4%	13.4%	(3.6)%	(3.8)%	25.3%
(a) Amortization of acquired intangible assets	4.0	—	—	5.3	5.3	(4.6)
(e) Stock-based compensation	0.3	(0.8)	(1.5)	2.6	2.6	(2.2)
(g) Restructuring and other charges	—	—	—	0.6	0.6	(0.5)
Non-GAAP	29.4%	12.6%	11.9%	4.9%	4.7%	18.0%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia and MCPD. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Amortization of deferred compensation: Deferred compensation expense consists of amortized expenses related to 25% of the purchase price per share less the exercise price of Convedia stock options to be paid to Convedia employees still employed by RadiSys after one year of service. The Company excludes the amortization of deferred compensation expense because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business.

(c) Integration expenses: Integration expenses consist of expenses related to the integration effort between the Company and Convedia. The Company excludes integration expenses because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business.

(d) Purchase accounting adjustments: Purchase accounting adjustments consist of adjustments for fair value accounting treatment of Convedia assets. These adjustments relate to the write-down of deferred revenue to the cost to complete the revenue earnings process. The Company excludes the purchase accounting adjustments because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business.

(e) Stock-based compensation: Stock-based compensation consists of expenses recorded under SFAS 123(R), "Share-Based Payment," in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(f) Restructuring and other charges (reversals): Restructuring and other charges primarily relate to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities and the occurrence of such costs are infrequent. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, extraordinary event based on a unique set of business objectives. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company’s period-over-period operating results.

(g) Other special items: This amount arises from the sale of a building in the second quarter of 2007. The Company excludes special items, such as this, because the transaction does not reflect the Company’s ongoing business and does not have a direct correlation to the operation of the Company’s business.

(h) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments.

The tables below are related to guidance estimates for the quarter ending September 30, 2008:

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Estimates for the Quarter Ended
	September 30, 2008
	Low End	High End
GAAP net income (loss) (assumes tax rate of 25%)	$(1.4)	$0.4
Amortization of acquired intangible assets	5.2	5.2
Stock-based compensation	2.3	2.3
Income tax effect of reconciling items	(1.9)	(1.9)
Total adjustments	5.6	5.6
Non-GAAP net income (assumes tax rate of 25%)	$4.2	$6.0

GAAP weighted average shares (diluted) (I)	22.6	23.4
Non-GAAP adjustment	6.6	5.8
Non-GAAP weighted average shares (diluted) (II)	29.2	29.2

GAAP net income (loss) per share (diluted) (I)	$(0.06)	$0.01
Non-GAAP adjustments detailed above	0.22	0.21
Non-GAAP net income per share (diluted) (II)	$0.16	$0.22

(I) The effects of the 2023 and 2013 convertible senior notes were excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

(II) The diluted weighted average shares outstanding calculation includes shares underlying the 2023 and 2013 convertible senior notes, and as a result the diluted earnings per share calculation excludes the interest expense for the 1.357% convertible senior notes due 2023 and the interest expense for the 2.75% convertible senior notes due 2013, net of tax. Total net interest expense added back to net income amounted to $423 thousand.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the Revenue
	and Per Share Guidance
	for the Quarter Ended
	September 30, 2008
	Research and	Selling, General
	Development	and Administrative
	Expense	Expense
GAAP	$12.2	$13.3
Stock-based compensation	(0.7)	(1.4)
Non-GAAP	$11.5	$11.9

CONTACT:
RadiSys® Corporation
Brian Bronson, 1-503-615-1281
Chief Financial Officer
brian.bronson@radisys.com
or
Holly Stephens, 1-503-615-1321
Finance and Investor Relations Manager
holly.stephens@radisys.com